INVESCO EUROPEAN SMALL COMPANY                               SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING:  12/31/2014
FILE NUMBER :       811-1540
SERIES NO.:         18

72DD. 1   Total income dividends for which record date passed during the period. (000's Omitted)
          Class A                           $ 3,787
      2   Dividends for a second class of open-end company shares (000's Omitted)
          Class B                           $    36
          Class C                           $   426
          Class Y                           $ 3,218

73A.      Payments per share outstanding during the entire current period: (form nnn.nnnn)
      1   Dividends from net investment income
          Class A                           $0.2808
      2   Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B                           $0.1511
          Class C                           $0.1511
          Class Y                           $0.3296

74U.  1   Number of shares outstanding (000's Omitted)
          Class A                            14,064
      2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                               252
          Class C                             2,932
          Class Y                            11,369

74V.  1   Net asset value per share (to nearest cent)
          Class A                           $ 12.36
      2   Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B                           $ 11.65
          Class C                           $ 11.66
          Class Y                           $ 12.39

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INVESCO INTERNATIONAL SMALL COMPANY FUND            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  12/31/2014
FILE NUMBER :       811-1540
SERIES NO.:         19

72DD. 1   Total income dividends for which record date passed during the period. (000's Omitted)
          Class A                            $ 2,620
      2   Dividends for a second class of open-end company shares (000's Omitted)
          Class B                            $    16
          Class C                            $   151
          Class Y                            $ 2,074
          Class R5                           $ 1,181
          Class R6                           $   814

73A.      Payments per share outstanding during the entire current period: (form nnn.nnnn)
      1   Dividends from net investment income
          Class A                            $0.2769
      2   Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B                            $0.1050
          Class C                            $0.1050
          Class Y                            $0.3403
          Class R5                           $0.3581
          Class R6                           $0.3790

74U.  1   Number of shares outstanding (000's Omitted)
          Class A                             10,077
      2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                                160
          Class C                              1,498
          Class Y                              6,621
          Class R5                             3,450
          Class R6                             2,515

74V.  1   Net asset value per share (to nearest cent)
          Class A                            $ 18.40
      2   Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B                            $ 17.66
          Class C                            $ 17.67
          Class Y                            $ 18.42
          Class R5                           $ 18.27
          Class R6                           $ 18.27

INVESCO SMALL CAP EQUITY FUND            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING:  12/31/2014
FILE NUMBER :       811-1540
SERIES NO.:         21

74U. 1   Number of shares outstanding (000's Omitted)
         Class A                                            37,031
     2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                               667
         Class C                                             4,982
         Class R                                             6,846
         Class Y                                            22,888
         Class R5                                           10,397
         Class R6                                            7,061

74V. 1   Net asset value per share (to nearest cent)
         Class A                                           $ 15.16
     2   Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class B                                           $ 12.92
         Class C                                           $ 12.92
         Class R                                           $ 14.50
         Class Y                                           $ 15.47
         Class R5                                          $ 16.24
         Class R6                                          $ 16.28

INVESCO GLOBAL CORE EQUITY FUND            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  12/31/2014
FILE NUMBER :       811-1540
SERIES NO.:         23

72DD. 1   Total income dividends for which record date passed during the period. (000's Omitted)
          Class A                          $10,355
      2   Dividends for a second class of open-end company shares (000's Omitted)
          Class B                          $    98
          Class C                          $   342
          Class R                          $     7
          Class Y                          $   288
          Class R5                         $     8

73A.      Payments per share outstanding during the entire current period: (form nnn.nnnn)
      1   Dividends from net investment income
          Class A                          $0.1676
      2   Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B                          $0.0442
          Class C                          $0.0442
          Class R                          $0.1264
          Class Y                          $0.2091
          Class R5                         $0.2259